UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2021

JAWS SPITFIRE ACQUISITION

CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Washington Avenue, Suite 800 Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

(305) 695-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SPFR.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	SPFR	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SPFR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC”) released a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies” (“SPACs”) (the “Public Statement”), informing market participants that warrants issued by SPACs may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings. JAWS Spitfire Acquisition Corporation (“JAWS Spitfire”) had previously classified its private placement warrants and public warrants (collectively, the “warrants”) as equity. For a full description of JAWS Spitfire’s warrants, please refer to JAWS Spitfire’s Annual Report on Form 10-K for the year ended December 31, 2020, which was originally filed with the SEC on March 30, 2021 (the “10-K”).

On May 11, 2021, the Audit Committee of the Board of Directors of JAWS Spitfire (the “Audit Committee”), based on the recommendation of and after consulting with JAWS Spitfire’s management, determined that JAWS Spitfire’s audited balance sheet related to its Initial Public Offering dated December 7, 2020 and its audited financial statements for the year ended December 31, 2020 (together, the “Affected Financial Statements”) should no longer be relied upon due to changes required for alignment with the SEC’s Public Statement. Similarly, investor presentations or other communications describing the Affected Financial Statements should no longer be relied upon. The SEC’s Public Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The Public Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.”

Following consideration of the guidance in the Public Statement, while the terms and quantum of the warrants as described in the Final Prospectus have not changed, the Audit Committee concluded the warrants do not meet the conditions to be classified in equity and instead, the warrants meet the definition of a derivative under ASC 815, under which JAWS Spitfire should record the warrants as liabilities on JAWS Spitfire’s balance sheet. The Audit Committee has discussed this approach with its independent registered public accounting firm, WithumSmith+Brown, PC, and intends to file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 30, 2021, reflecting this reclassification of the warrants for the Affected Financial Statements (the “Amended 10-K”). JAWS Spitfire is working diligently with an independent valuation expert to finalize the valuation of the warrants and file the Amended 10-K as soon as practicable. The adjustments to the financial statement items for the Affected Financial Statements will be set forth through expanded disclosure in the financial statements included in the Amended 10-K, including further describing the restatement and its impact on previously reported amounts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2021	JAWS SPITFIRE ACQUISITION CORPORATION

	By:	/s/ Matthew Walters
	Name:	Matthew Walters
	Title:	Chief Executive Officer